Exhibit 32.1

Certification

I, George Feldenkreis, Chairman and Chief Executive Officer of Perry Ellis International, Inc. (the “Company”), certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of the Company for the quarter ended October 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 11, 2006	/S/ GEORGE FELDENKREIS
	Name:	George Feldenkreis
	Title:	Chairman and Chief Executive Officer (Chief Executive Officer)